Exhibit 4.18

EXECUTION COPY

DATED as of September 14, 2007

CGEN DIGITAL MEDIA COMPANY LIMITED

as Guarantor

In favour of

MEDLEY OPPORTUNITY FUND, LTD.

as Lender

GUARANTEE

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”), dated as of, September 14, 2007, is made by:

(1)	CGEN DIGITAL MEDIA COMPANY LIMITED, an exempted company incorporated under the laws of Cayman Islands with company number CR-145540, as guarantor (“Guarantor”);

in favor of

(2)	MEDLEY OPPORTUNITY FUND, LTD., a company incorporated under the laws of Cayman Islands, (“Lender”).

RECITALS

A. Pursuant to a certain Credit Agreement (the “Credit Agreement”), dated as of September 7, 2007, by and between CGEN Media Technology Company Limited, a private company limited by shares incorporated under the laws of Hong Kong, as borrower (the “Borrower”), and the Lender, the Lender has agreed to concurrently herewith extend a secured term loan to the Borrower in the original principal amount of USD 30,000,000 (the “Loan”).

B. The Loan shall be evidenced by that certain Promissory Note, dated of even date herewith, executed concurrently herewith by the Borrower and payable to the order of the Lender in the original principal amount of USD 30,000,000 (the “Note”).

C. Lender is not willing to make the Loan, or otherwise extend credit, to Borrower unless Guarantor unconditionally guarantees payment and performance to Lender of the Guaranteed Obligations (as herein defined).

D. Guarantor is the owner of a direct or indirect interest in Borrower and will directly benefit from the Loan to Borrower.

NOW, THEREFORE, as an inducement to Lender to make the Loan to Borrower, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE 1

NATURE AND SCOPE OF GUARANTY

Section 1.1 Guaranty of Obligation. Guarantor hereby irrevocably and unconditionally, jointly and severally, guarantees to Lender and its successors and assigns the full payment and performance of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor and not merely as a surety.

Section 1.2 Defined Terms and Principles of Construction. In this Guaranty (including in the Recitals), capitalized terms used but not otherwise defined herein shall have the meanings specified in Article I of the Credit Agreement. In addition, principles of construction set out in Article I of the Credit Agreement shall, unless the context otherwise requires, have the same meanings and applications herein. For the purposes of this Guaranty, the following terms shall have the meanings set forth below:

“Bankruptcy Laws” means any domestic or foreign bankruptcy, insolvency or similar laws of any applicable jurisdiction affecting creditors’ rights generally.

“Guaranteed Obligations” means, collectively, the following (without double counting):

1.2.1 Any loss, damage, cost, expense, liability, claim or other obligation of any nature or kind incurred or suffered by Lender (including loss of principal and interest and attorneys’ fees and costs and other costs of collection), arising out of or in connection with or related to the following:

(a) fraud or intentional misrepresentation by Borrower, any other Loan Party or any of their respective Affiliates in connection with the Loan;

(b) any damage or other similar effect with respect to the Collateral arising from the willful misconduct or gross negligence of Borrower or any other Loan Party;

(c) the removal, disposal or conversion of any portion of the Collateral after an Event of Default which is continuing;

(d) the misappropriation or conversion by Borrower, any other Loan Party or any of their respective Affiliates of any deposits, distributions or other payments in violation of the Loan Documents;

(e) the failure by Borrower, any other Loan Party or any of their respective Affiliates to deliver to Lender any Debt Service Reserve Funds, or the inability of Lender to retain, all cash flow received by or on behalf of Borrower, any other Loan Party or any of their respective Affiliates from the Collateral (as applicable) following an Event of Default, in each case, by reason of the enforcement of any Lien attached to or imposed on any of the foregoing as superior to or ahead of the lien in favor of the Lender or by reason of any successful third party claim asserted against any of the foregoing;

(f) any breach of any representation, warranty or covenant contained in the Credit Agreement;

(g) the attachment or imposition of any Lien (other than the Liens intended to be created pursuant to the Loan Documents or other Permitted Encumbrances) to or over any outstanding shares of capital of, or other ownership interests in Borrower, or over any of the shareholder loans or any Collateral or any portion thereof; or

(h) failure of Lender to receive the full amount of Debt due and payable under the Loan Documents.

1.2.2 The entire amount of the Debt:

(a) in the event of: (I) Borrower or any other Loan Party filing a voluntary petition under any Bankruptcy Laws; (II) Borrower, any other Loan Party or any of their respective Affiliates soliciting or causing to be solicited petitioning creditors for any involuntary petition against Borrower or any other Loan Party, from any Person; (III) Borrower, any other Loan Party, or any of their respective Affiliates, filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against Borrower or any other Loan Party, by any other Person under any Bankruptcy Laws; (IV) Borrower, any other Loan Party, or any of their respective Affiliates, consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any other Loan Party, or any portion of the Collateral; (V) Borrower or any other Loan Party, making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due;

(b) if the Borrower fails to obtain Lender’s prior consent to any Lien encumbering the Collateral or the transfer of any outstanding equity interest in the registered share capital of, or other ownership interests in, the Borrower, or any other Collateral or any portion thereof, other than as permitted under the Loan Documents;

(c) if Borrower, any other Loan Party or any of their respective Affiliates asserts, claims or alleges any defense to the enforcement of the Note, the Credit Agreement, the Security Agreements or any other Loan Document, or to the priority of the Lien of the Security Agreements or any other Loan Document, or otherwise takes any action to frustrate, delay, hinder or impede enforcement of the Note, the Credit Agreement, the Security Agreements or any other Loan Document, except, in each case, a defense raised in good faith that no Event of Default exists; or

(d) if, following and during the continuance of an Event of Default, Borrower, any other Loan Party or any of their respective Affiliates fails to give effect to, or takes any action to frustrate, delay, hinder or impede effect being given to, the ability of Lender to effect a transfer of shares, resignation of directors or officers of the Borrower or the ability of Lender to vote the shares of the Borrower, or if Borrower, any other Loan Party or any of their respective Affiliates otherwise takes any action to frustrate, delay, hinder or impede effect being given to any of the rights of the Lender pursuant to the Security Agreements or any other Loan Document following an Event of Default or upon an enforcement by the Lender of its rights under the Security Agreements or any other Loan Document (other than the defense raised in good faith by Borrower that no Event of Default exists).

1.2.3 The payment and performance in full of all of Borrower’s liabilities and obligations under the Credit Agreement and the other Loan Documents including, without limitation, payment in full of the Debt.

“Guarantor Claim” shall have the meaning set forth in Section 5.1 hereof.

“Notice” shall have the meaning set forth in Section 6.2 hereof.

“Obligations” shall have the meaning set forth in Section 1.13.1 hereof.

“Permitted Encumbrances” means the following:

(i)	Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(ii)	judgment Liens not giving rise to an Event of Default so long as such Liens are adequately bonded and any appropriate legal proceedings that have been duly initiated for the review of such judgments have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(iii)	Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(iv)	Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(v)	survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Debt and that do not in the aggregate materially adversely affect the value of such properties or materially impair their use in the operation of the business of such Person;

(vi)	Liens created for the benefit of the Lender to secure the Obligations;

(vii)	Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, right of set-off or similar rights of remedies as to deposit account or other, funds maintained with a depositary institution that are not intended to provide collateral to the depositary institution; and

(viii)	any interest or title of a lessor under any Capital Lease or operating lease.

Section 1.3 Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor. The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Lender with respect to the Guaranteed Obligations. This Guaranty may be enforced by Lender, and any subsequent holder of the Note and shall not be discharged by the assignment or negotiation of all or part of the Note.

Section 1.4 Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender, shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower, or any other party, against Lender or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

Section 1.5 Payment by Guarantor. If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at demand, maturity, acceleration or otherwise, Guarantor shall, immediately upon demand by Lender, and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations, and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

Section 1.6 No Duty To Pursue Others. It shall not be necessary for Lender (and Guarantor hereby waives any rights which Guarantor may have to require Lender), in order to enforce the obligations of Guarantor hereunder, first to (a) institute suit or exhaust its remedies against Borrower or others liable on the Loan or the Guaranteed Obligations or any other person, (b) enforce Lender’s rights against any collateral which shall ever have been given to secure the Loan, (c) enforce Lender’s rights against any other guarantors of the Guaranteed Obligations, (d) join Borrower or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (e) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Loan, or (f) resort to any other means of obtaining payment of the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

Section 1.7 Waivers. Guarantor agrees to the provisions of the Loan Documents, and hereby waives notice of (a) any loans or advances made by Lender to Borrower, (b) acceptance of this Guaranty, (c) any amendment or extension of the Note, the Credit Agreement or of any other Loan Documents, (d) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with the Collateral, (e) the occurrence of any breach by any Loan Party or an Event of Default, (f) Lender’s transfer or disposition of the Guaranteed Obligations, or any part thereof, (g) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations, (h) protest, proof of non-payment or default by Borrower or any other Loan Party, and (i) any other action at any time taken or omitted by Lender, and, generally, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations.

Section 1.8 Payment of Expenses. In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, immediately upon demand by Lender, pay Lender all reasonable and proper costs and expenses (including court costs and attorneys’ fees) incurred by Lender in the enforcement hereof or the preservation of Lender’s rights hereunder. The covenant contained in this Section 1.8 shall survive the payment and performance of the Guaranteed Obligations.

Section 1.9 Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Lender must rescind or restore any payment, or any part thereof, received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Borrower and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.

Section 1.10 Subordination of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably subordinates and postpones any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise, until all amounts owing to the Lender have been indefeasibly paid in full.

Section 1.11 Waiver of Cayman Islands Customary Law. Guarantor hereby irrevocably and unconditionally waives and abandons any and all rights or entitlement which it has or may have under the existing or future laws of Cayman Islands, to require that recourse be had to the assets of the Borrower or any other person before any claim is enforced against it in respect of its obligations herein contained, to require that any liability under the guarantee herein contained be divided or apportioned with any other person or reduced in any manner; and Guarantor hereby irrevocably and unconditionally undertakes that if at any time proceedings are brought against it in respect of its obligations herein contained and the Borrower and/or any other person is not also joined in or otherwise made a party to such proceedings, it will not require that the Borrower and/or any other person be joined in or otherwise made a party to such proceedings whether the formalities required by any law of Cayman Islands whether existing or future in regard to the rights or obligations of sureties shall or shall not have been complied with or observed.

Section 1.12 Borrower. The term “Borrower” as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Borrower or any interest in Borrower.

Section 1.13 Release and Reinstatement.

1.13.1 Discharge. Upon the payment and performance in full of all of the obligations and liabilities of each Loan Party to which it is a party under the Loan Documents, including, without limitation, the payment in full of the Debt (collectively, the “Obligations”), Lender shall, at the request and cost if any of Borrower, immediately release Guarantor from all Guaranteed Obligations, without any representation or warranty by or recourse to Lender or any of its respective nominees.

1.13.2 Retention of Guaranteed Obligations. If Lender reasonably considers that any amount paid or credited to it under any of the Loan Documents is capable of being avoided or otherwise set aside on the winding-up of the payor or any other Person, or otherwise, that amount shall not be considered to have been paid for the purposes of determining whether all the Obligations have been unconditionally and irrevocably paid and satisfied.

1.13.3 Reinstatement. If any payment by Borrower or any other Loan Party or any discharge given by Lender is avoided or reduced for any reason including, without limitation, as a result of insolvency, breach of fiduciary or statutory duties or any similar event:

(a) the liability of Guaranteed Obligations shall continue and/or reinstated, as applicable, as if the payment, discharge, avoidance or reduction had not occurred, until such time that Lender has fully recovered the avoided or reduced value or amount of that payment; and

(b) Lender shall be entitled to recover the value or amount of that payment from the applicable Loan Party (and Guarantor if the payment is a payment Guarantor is required to tender hereunder), as if the payment, discharge, avoidance or reduction had not occurred.

ARTICLE 2

EVENTS AND CIRCUMSTANCES NOT REDUCING

OR DISCHARGING GUARANTOR’S OBLIGATIONS

Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

Section 2.1 Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Note, the Credit Agreement, the other Loan Documents, or any other document, instrument, contract or understanding between Borrower and Lender, or any other parties, pertaining to the Guaranteed Obligations or any failure of Lender to notify Guarantor of any such action.

Section 2.2 Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower, Guarantor or any other party liable for payment of any or all of the Guaranteed Obligations.

Section 2.3 Condition of Borrower or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower or Guarantor or any other party liable for payment of any or all of the Guaranteed Obligations or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor or any other party liable for payment of any or all of the Guaranteed Obligations or any changes in the shareholders, partners or members of Borrower or Guarantor or any other party liable for payment of any or all of the Guaranteed Obligations; or any reorganization of Borrower or Guarantor or any other party liable for payment of any or all of the Guaranteed Obligations.

Section 2.4 Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (a) the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (b) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (c) the officers or representatives executing the Note, the Credit Agreement, or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (d) the Guaranteed Obligations violate applicable usury laws, (e) Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower, (f) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (g) the Note, the Credit Agreement, or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic. Guarantor shall remain liable hereunder regardless of whether Borrower or any other Person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

Section 2.5 Release of Obligors. Any full or partial release of the liability of Borrower on the Guaranteed Obligations, or any part thereof, or of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other Persons will be liable to pay or perform the Guaranteed Obligations, or that Lender will look to other Persons to pay or perform the Guaranteed Obligations.

Section 2.6 Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

Section 2.7 Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

Section 2.8 Care and Diligence. Except due to Lender’s willful misconduct or gross negligence, the failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Lender (a) to take or prosecute any action for the collection of any of the Guaranteed Obligations or (b) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (c) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

Section 2.9 Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations.

Section 2.10 Offset. Any existing or future right of offset, claim or defense of Borrower against Lender, or any other Person, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

Section 2.11 Merger. The reorganization, merger or consolidation of Borrower or any other Loan Party into or with any other Person.

Section 2.12 Preference. Any payment by Borrower or any other Loan Party to Lender is held to constitute a preference under bankruptcy laws, or for any reason Lender is required to refund such payment or pay such amount to Borrower or someone else.

Section 2.13 Cayman Islands Customary Law. Any and all rights or entitlement which Guarantor has or may have under the existing or future laws of Cayman Islands, to require that recourse be had to the assets of the Borrower or any other person before any claim is enforced against it in respect of its obligations herein contained, to require that any liability under the guarantee herein contained be divided or apportioned with any other person or reduced in any manner.

Section 2.14 Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into the Loan Documents and extend the Loan to Borrower, Guarantor represents and warrants to Lender as follows:

Section 3.1 Benefit. Guarantor will receive direct and indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

Section 3.2 Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower and each other Loan Party and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or the Guaranteed Obligations; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

Section 3.3 No Representation By Lender. Neither Lender, nor any other party has made any representation, warranty or statement to Guarantor in order to induce the Guarantor to execute this Guaranty.

Section 3.4 Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities.

Section 3.5 Solvency. The Guarantor is and, upon the incurrence of any Secured Obligations by it and any other Loan Parties on any date on which this representation is made, will be, solvent within the meaning of Requirements of Law relating to fraudulent conveyances. No petition in bankruptcy has been filed against any Loan Party or any of their constituent Persons, and no Loan Party nor any constituent Person has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. No Loan Party nor any of its constituent Persons are contemplating either the filing of a petition by it under any applicable Bankruptcy Laws or the liquidation of all or a major portion of the Guarantor’s assets or properties, and no Loan Party has knowledge of any Person contemplating the filing of any such petition against it, any other Loan Party or such constituent Persons.

Section 3.6 Legality. The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor. This Guaranty is a legal and binding obligation of Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.

Section 3.7 Litigation. Except as set out in the Credit Agreement, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened against or affecting Guarantor.

Section 3.8 Legal Funds. At all times throughout the term of the Loan, none of the funds of Guarantor have been derived from, or are the proceeds of, any unlawful activity, including money laundering, terrorism or terrorism activities, with the result that the investment in Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law, or may cause the Property to be subject to forfeiture or seizure.

Section 3.9 Survival. All representations and warranties made by Guarantor herein shall survive the execution and delivery of this Guaranty.

ARTICLE 4

RESERVED

ARTICLE 5

SUBORDINATION OF CERTAIN INDEBTEDNESS

Section 5.1 Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor Claims shall include without limitation all rights and claims of Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Obligations. Upon the occurrence of an Event of Default, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other party any amount upon the Guarantor Claims.

Section 5.2 Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Guarantor as debtor, Lender shall have the right to prove Lender’s claim in any such proceeding so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application against the Guaranteed Obligations, any such dividend or payment which is otherwise payable to Guarantor, and which, as between Borrower and Guarantor, shall constitute a credit against the Guarantor Claims, then upon payment to Lender in full of the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims.

Section 5.3 Payments Held in Trust. In the event that, notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payment, claim or distribution which is prohibited by this Guaranty, Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to Lender, and Guarantor covenants promptly to pay the same to Lender.

Section 5.4 Liens Subordinate. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s or any other Loan Party’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s or any other Loan Party’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach. Without the prior written consent of Lender, Guarantor shall not (a) exercise or enforce any creditor’s right it may have against Borrower or any other Loan Party, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower or any other Loan Party held by Guarantor.

ARTICLE 6

MISCELLANEOUS

Section 6.1 Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

Section 6.2 Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted, or desired to be given hereunder shall be in writing sent by telefax (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 6.2. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by telefax if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to Lender	Medley Opportunity Fund, Ltd. (Cayman)
c/o Medley Capital LLC
Investment Manager for Medley Opportunity Fund Ltd. Cayman)
375 Park Avenue, Suite 3304
New York, NY 10152
U.S.A
Attention: Andrew Fentress
Facsimile No.: 212-759-0091

If to Guarantor:	CGEN Digital Media Company Limited (Cayman)
c/o CGEN Digital Media Network Co., Ltd.
Suite 3213-14, Tower B, City Center of Shanghai
No. 100 Zunyi Road, Shanghai, 200051
China
Attention: Yi Sing Chan
Facsimile No.: +86 21 6237 1918

Section 6.3 Governing Law. This Guaranty Agreement and the rights and obligations of the parties hereunder shall be interpreted, construed, applied and enforced in accordance with the laws of Hong Kong.

Section 6.4 Submission to Jurisdiction.

6.4.1 Each of the parties hereto agrees that except as provided in Section 6.4.3, the courts of Hong Kong shall have exclusive jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with or related to this Guaranty Agreement (together, the “Proceedings”) and, for such purposes, irrecoverably submits to non-exclusive the jurisdiction of such court.

6.4.2 Each of the parties hereto irrevocably waives any objection which it might now or hereafter have to the courts of Hong Kong being nominated as the forum to hear, determine and settle any Proceedings, and agrees not to claim that any such court is not a convenient or appropriate forum.

6.4.3 The submission to the jurisdiction of the courts of Hong Kong shall not (and shall not be construed so as to) limit the right of Lender to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable Governmental Rules.

6.4.4 The Guarantor consents generally in respect of any Proceedings to the giving of any relief or the issue of any process in connection with such Proceedings including (without limitation) the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such Proceedings.

6.4.5 Insofar as the Guarantor or its assets should at any time be or become entitled to any immunity, whether characterized as sovereign immunity or otherwise, from any set-off, or the Proceedings, whether in Hong Kong, or elsewhere, to enforce or collect upon this Guaranty Agreement or any document or instrument contemplated herein (including immunity from service of process, immunity of any of its assets from attachment prior to entry of judgment and from attachment in aid of execution, or from execution, upon a judgment), the Guarantor hereby expressly and irrevocably waives any and all such immunity to the fullest extent permitted by the applicable Governmental Rules. The Guarantor further consents in respect of any such Proceeding to the giving of any relief (including interlocutory relief) or the issue of any process at any time generally in connection therewith and in particular (but without prejudice to the generality of the foregoing) to the making, enforcement or execution against any assets of any kind whatsoever and for whatsoever purpose it is in use or intended to be used of any order which may be given in such Proceedings.

6.4.6 The Guarantor hereby appoints the Borrower (the “Process Agent”) as its agent to accept service of process in Hong Kong in any Proceedings, service upon whom shall be deemed completed upon delivery to Unit 1, 6F, Grand City Plaza, 1-17 Sai Lau Kok Road, Tsuen Wan, New Territories, Hong Kong or such registered office of the Process Agent at such time of service and irrespective of whether or not forwarded to or received by the Guarantor provided that a copy thereof shall also be sent to the Guarantor simultaneously with the service at the aforesaid address of the Process Agent. Concurrently herewith, the Guarantor shall deliver to the Lender a copy of a written acceptance of appointment by such process agent. The Guarantor shall inform the Lender, in writing, of any change in the address of its process agent within ten (10) days. If such process agent ceases to be able to act as such or to have an address in Hong Kong, the Guarantor agrees to immediately appoint a new process agent in Hong Kong acceptable to the Lender and to deliver to the Lender within ten (10) days a copy of a written acceptance of appointment by the new process agent.

6.4.7 Nothing in this Guaranty Agreement shall affect the right to serve process in any other manner permitted by Governmental Rule or the right to bring Proceedings in any other jurisdiction (other than Hong Kong) for the purposes of the enforcement or execution of any judgment or other settlement in any other courts.

6.4.8 The Guarantor agrees that a final judgment against it in any such legal action shall be final and conclusive and may be enforced in any other jurisdiction, and that a certified or otherwise duly authenticated copy of the judgment shall be conclusive evidence of the fact and amount of its indebtedness.

Section 6.5 Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

Section 6.6 Amendments. This Guaranty may be amended only by an instrument in writing executed by the party or an authorized representative of the party against whom such amendment is sought to be enforced.

Section 6.7 No Assignment. Guarantor may not, without the prior written consent of Lender, assign any of Guarantor’s rights, powers, duties or obligations hereunder.

Section 6.8 Successors and Assigns. Subject to the provisions of Section 6.7, this Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives.

Section 6.9 Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

Section 6.10 Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all Persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

Section 6.11 Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

Section 6.12 Entirety. THIS GUARANTY EMBODIES THE FINAL AND ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER.

Section 6.13 Reinstatement in Certain Circumstances. If at any time any payment of the principal of or interest under the Note or any other amount payable by Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment has been due but not made at such time.

Section 6.14 Joint and Several Liability. If Guarantor consists of more than one Person, the obligations and liabilities of each such Person shall be joint and several.

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[SIGNATURE PAGE OF GUARANTY]

IN WITNESS WHEREOF, Guarantor has caused this Guaranty Agreement to be duly executed and delivered as of the date first above written.

GUARANTOR:

CGEN DIGITAL MEDIA COMPANY LIMITED, a company incorporated in Cayman Islands

By:	/s/
Name:
Title: